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                                                               Exhibit 10

                             RETENTION AGREEMENT
                             -------------------

This Retention Agreement ("Agreement") is entered into by and between Solutia Inc., a Delaware corporation ("Solutia") and Max W. McCombs ("Employee"), as of the date indicated on the signature page attached hereto.

WHEREAS, Employee and Solutia had previously entered into a retention agreement prior to Solutia's commencement of its Chapter 11 Bankruptcy filing ("Prior Agreement"); and

WHEREAS, as a result of the Chapter 11 Bankruptcy filing, the Prior Agreement became subject to the United States Bankruptcy Court's approval; and

WHEREAS, the Bankruptcy Court ruled that the Prior Agreement was null and void from the beginning; and

WHEREAS, the Bankruptcy Court granted approval of this revised Retention Agreement; and

WHEREAS, Solutia believes that establishing an incentive arrangement for Employee will increase the likelihood that Solutia will continue to have Employee's advice, counsel, leadership and dedication.

NOW, THEREFORE, for good and valuable consideration, Solutia and Employee, intending to be bound, agree as set forth in this Agreement.

1)       EMPLOYMENT
         ----------

         a) Employee's employment with Solutia during the Employment Period will be under the same terms and conditions as those that applied immediately prior to the date of this Agreement (or as subsequently amended from time to time). The "Employment Period" for purposes of this Agreement shall mean the period beginning on the date of this Agreement and ending six months after the Emergence Date (as defined below).

         b) Nothing in this Agreement is intended, and nothing herein will be construed as limiting the ability of Employee or Solutia to terminate such employment. Moreover, Employee understands that their employment will remain as an "at will" relationship.

         c)   During the Employment Period, Employee will:

              i) Devote all business time to the duties of employment with Solutia;


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              ii)  perform all duties of employment with Solutia faithfully and effectively and to the best of Employee's ability;

              iii) act in the best interests of Solutia and its shareholders and engage in no conflict of interest with Solutia.

2)       COMPENSATION; SPECIAL AWARD
         ---------------------------

         a) During the Employment Period, Solutia will compensate Employee in accordance with the terms and conditions in effect immediately prior to the date of this Agreement (as amended from time to time), including eligibility for an award under the terms of the Solutia Inc. Annual Incentive Plan ("AIP"). Nothing in this Agreement shall be construed to provide Employee with the right to participate in the AIP or any other incentive or benefit plan if Solutia determines to change or terminate such plan and the change or termination is generally applicable to employees who are similarly situated to Employee.

         b) In addition to the foregoing, subject to Section 2(c) below, Employee shall receive a special incentive award (the "Special Award"). The total amount of the Special Award will be $200,000.

         c) The Special Award will be paid in four (4) equal installments, less applicable taxes and withholdings, on the following dates and, provided that the Employee has fulfilled the obligations set forth in Section 1 of this Agreement, in the judgment of the CEO of Solutia or his designee:

              i) On or about June 30, 2004, Solutia will pay to Employee 25% of the Special Award, less applicable taxes and withholdings, provided that Employee is employed by Solutia on such date.

              ii) On or about December 31, 2004, Solutia will pay to Employee 25% of the Special Award, less applicable taxes and withholdings, provided that Employee is employed by Solutia on such date.

              iii) As soon as practicable following the time, if ever, at which both (x) the United States Bankruptcy Court for the Southern District of New York shall have confirmed a plan of reorganization of Solutia under Chapter 11 of the United States Bankruptcy Code and (y) such confirmation shall have become non-appealable (the "Emergence Date"), Solutia will pay to Employee 25% of the Special Award, less applicable taxes and withholdings, provided that Employee is employed by Solutia on such date.

              iv) On the six (6) month anniversary of the Emergence Date, Solutia will pay to Employee 25% of the Special Award, less applicable taxes and withholdings, provided that Employee is employed by Solutia on such date.


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3)       TERMINATION OF EMPLOYMENT
         -------------------------

         a) If, prior to an applicable installment payment date during the Employment Period, Employee (i) retires or voluntarily terminates employment with Solutia (other than as a result of death or Disability); (ii) announces his or her intent to so retire or terminate employment; or (iii) is terminated by Solutia for Cause, Employee will not receive any portion of the Special Award installment payment applicable to that installment period. "Cause" as used in this Agreement shall include willful misconduct, dishonesty, insubordination, conviction of a felony or its equivalent, negligence in the performance of Employee's duties, the illegal use of drugs or controlled substances and violation of Solutia's policies (including without limitation Solutia's Guidelines for Employee Conduct) in such a manner as to expose the employer to administrative, civil or criminal liability;

         b) If, prior to an applicable installment payment date during the Employment Period, Employee is terminated other than for Cause, Solutia shall pay to Employee in a lump sum, less applicable taxes and withholdings, any unpaid amounts that would have otherwise been payable to Employee pursuant to
              Section 2(b).

         c) If Employee is not actively employed for the entire installment period due to disability, sick leave, family leave, or other approved leave of absence, but is otherwise eligible for a Special Award, the Award will be pro-rated to cover only the time actively employed plus any qualifying leave (up to 12 weeks) under the federal Family Medical Leave Act, but will not cover any other disability or other leave. Employee must return to active employment in order to qualify for the Special Award installment, and will be paid only after he or she so returns.

         d) Payment of the Special Award terminates any and all obligations of Solutia under this Agreement.

         e) Solutia retains the right to condition payment of any portion of the Special Award on Employee signing a waiver and release, in a form acceptable to Solutia.

4)       GENERAL
         -------

         a) Employee agrees not to disclose the existence of this Agreement or any of its terms to anyone other than Employee's spouse and a financial or legal advisor who agrees in writing to be bound not to make any such disclosure. Notwithstanding anything to the contrary in this Agreement, in the event this Agreement or its terms are disclosed by Employee, Employee's spouse or a legal or financial advisor, Employee will not receive any portion of the Special Award.

         b) All amounts required by law to be withheld from any payment made pursuant to this Agreement, including any and all amounts required to be withheld by the Internal Revenue Code or by the Federal Insurance Contribution Act, any


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              applicable state or foreign country's income tax act, any
              applicable city, county or municipality's earnings or income tax act, will be withheld.

         c) This Agreement will be binding upon and inure to the benefit of Employee and Employee's estate, and Solutia and any successor, direct or indirect, of Solutia, whether such succession, direct or indirect, of Solutia, results from a merger, consolidation, liquidation, reorganization, purchase of securities, acquisition of assets or otherwise.

         d) The interests of Employee under this Agreement are not subject to the claims of Employee's creditors and may not be voluntarily or involuntarily sold, transferred, alienated, assigned, pledged, anticipated or encumbered. Any attempt by Employee or any other person or entity to sell, transfer, alienate, assign, pledge, anticipate, encumber, charge or otherwise dispose of any right to benefits payable hereunder will be void and shall terminate any obligation of Solutia hereunder to make payment. At no time will any interest or other charge be due or payable on any amounts owing hereunder.

         e) The payment provided under this Agreement is not intended to qualify under Section 401 of the Internal Revenue Code and will be paid from the general assets of Solutia or a third party. Nothing contained herein shall require Solutia to segregate any monies from its general funds or to create any trusts, or to make any special deposits for amounts payable to Employee. In no case will any amounts paid under this Agreement be taken into account in determining any of Employee's Solutia benefits, including without limitation savings and investment plan contributions, pension, life insurance and disability or in determining any other incentive award or compensation.

         f) Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

         g) Solutia has full power and authority in its sole discretion to construe, interpret, and administer this Agreement. Decisions of Solutia shall be final, conclusive, and binding on all parties hereto.

         h) This Agreement will in all respects be governed by, and construed in accordance with, the laws of the State of Delaware, without reference to conflicts of law principles thereunder.

         i) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof, if


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              any. Separate copies of this document shall constitute
              original documents which may be signed separately, but which together will constitute one single agreement.

         j) In the event of any breach by Employee of any term or condition set forth in this Agreement, Employee's right to receive the Special Payment shall immediately be forfeited.

         k) The Employee acknowledges that Employee has carefully read this Agreement in its entirety, fully understands its provisions and its final and binding effect, and that Employee is signing this Agreement voluntarily.

IN WITNESS WHEREOF, the parties have duly executed and delivered this
Agreement as of      6/21/04     .
                -----------------
                      Date
                                            SOLUTIA INC.


                                            By: /s/ Robert E. Lorah
                                               -------------------------------
                                                    Robert E. Lorah

                                            Title:  Director, Human Resources

Accepted and Agreed to

EMPLOYEE:


By: /s/ Max W. McCombs
   ----------------------------------

   Max W. McCombs
   ----------------------------------
   Printed Name






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